Gasco
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Energy

News Release / For Immediate Release, Tuesday, December 2, 2003

                Gasco Energy Announces Gate Canyon Drilling Plans
                     And Provides Riverbend Activity Update

DENVER - (PR Newswire) - December 2, 2003 - Gasco Energy, Inc. (OTC BB: GASE) today provided an interim operational update on oil and gas activities on its Uinta Basin leasehold including the Gate Canyon Area.

Gasco Gate Canyon State 31-21 (Gasco-operated: 100% WI)
Gasco has scheduled a re-entry of the Gate Canyon State 31-21 in southern Duchesne Co., Utah. (please see attached locator map at
http://www.gascoenergy.com/gatecanyon.html. The Gate Canyon State 31-21 is designed to continue the exploitation of the Uinta Basin's basin-centered gas accumulation and the western extent of Gasco's acreage. The well is expected to begin drilling before the end of 2003 and is permitted to 11,500 feet total depth. By drilling this well, Gasco earns the rights to 1,560 additional net acres of all depths. Gasco can earn an additional 2,525 net acres of all depths by spudding a second well one year from the rig release of the Gate Canyon State 31-21.

The Gate Canyon 31-21 will test natural gas potential of three important potentially productive intervals, the Wasatch, Mesaverde and Blackhawk formations. The Blackhawk Formation is located just below the Castlegate Member of the Lower Mesaverde at approximately 10,300 feet to 11,700 feet in this part of the Uinta Basin. Company engineers expect that testing the Blackhawk will add five to10 days to the drilling schedule and could yield incremental, estimated net reserve additions of 0.60 Bcfe to 1.0 Bcfe.

The well, located approximately 25 miles southwest of Gasco's core Riverbend Project, will continue to create the footprints of economic development across Gasco's extensive acreage position. Increased drilling activity by independent operators is ongoing on acreage adjacent to Gasco's. The Gate Canyon State 31-21 is an offset location to a Texaco wellbore that was drilled in the 1960s. Logs from the original Texaco well indicate gas pay in the Wasatch, Mesaverde and Blackhawk. Gasco engineers, along with third-party engineers, believe that modern frac techniques when applied to these pay zones can help significantly increase production as compared to the technology available in the 1960s.

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Lytham Federal 22-22 (Gasco-operated: 70% WI)
Utilizing the less expensive, potentially more effective Induced Stress Diversion (ISD) fracture technique for the first time, Gasco engineers working with third-party engineers, developed a fracture stimulation program for two stages in the lower Mesaverde of the Lytham Federal 22-22. Initial results from these two stages are considered to be very successful. Frac fluids rapidly flowed back from the formation after completion, and the well has been selling gas to sales since November 8. Flow rates from the well are currently being stabilized. In order to complete all of the net pay in the well, the Lytham Federal 22-22 has six frac jobs remaining, which are scheduled to be completed by December 5, 2003. The six frac jobs will be completed using a mixture of flow-through plugs and ISD. This will be the first time Gasco has simultaneously completed all of a wellbore's pay.

Successive, multiple completions is a technique that is used with great effectiveness in Wyoming's Pinedale Anticline and Jonah Field, which are similar in that those fields are marked by tight gas, basin-centered accumulations. If successful, the combination of ISD and flow-through plugs should improve the economics by saving time to complete a well and by substantially higher initial production rates which can lead to quicker pay out on the well.

Federal 32-31 (Gasco-operated: 80% WI)
All Mesaverde and Wasatch pay in the Federal 32-21 has been fully completed and the well is currently flowing back frac fluids and cleaning up. The well was frac'd utilizing slick water as opposed to gels and is the first time Gasco has used this technique. Slick water is being successfully utilized by major operators completing the Mesaverde and Wasatch sands in Colorado's Piceance Basin, which is a tight gas, basin-centered accumulation bordering the Uinta Basin. Successful use of slick water in Riverbend should further help improve the economics of marginal wells encountered in the area because frac costs may be reduced by as much as 75%. First sales of natural gas is expected by the middle of December.

Federal 42-49 (Gasco-operated: 30% WI)
The 42-49 has been completed in the Lower Mesaverde and is flowing gas to sales. Gasco is scheduled to add the Upper Mesaverde (Dark Canyon) in early December with the remainder of the Wasatch pay scheduled to be completed by December 15, 2003. The Wasatch Formation will be completed as a six-stage completion utilizing coiled tubing. Coiled tubing is expected to save capital through operational efficiencies, allowing individual treatment of Wasatch pay sands. This technique is being effectively utilized by major operators completing Wasatch sands in the Piceance Basin.

Federal 23-21 (Gasco-operated: 30% WI)
The 23-21 has also been completed in the Lower Mesaverde and is currently producing gas to sales. Gasco will be adding the Upper Mesaverde (Dark Canyon) and a single Wasatch zone in early December. These two stages will be completed utilizing the more traditional style frac plug and gels. Potentially three to five additional zones are possible in the Wasatch depending on the results of the initial Wasatch completion.


Management Comments
Commenting on Unita Basin operations, Gasco CEO and President, Mark Erickson said: "Gasco's sizeable Uinta Basin acreage position provides us with ample drillable locations. We have evaluated the Gate Canyon area for some time and feel we have the data needed to test these three hydrocarbon bearing zones, the Wasatch, Mesaverde and Blackhawk. The Gate Canyon State 31-21 well should provide Gasco with additional geological data about this part of our leasehold.

"Gasco's exploitation and production program is based on engineering and ever-developing completion technology. The company seeks to drive down drilling and completion costs through improved efficiencies in every stage of the well. Our utilization of ISD, coiled tubing and slick water are good examples of teaming up with oilservice providers to create cost-saving techniques. We estimate that if successful over a wider well sampling, capital savings through the ISD technique alone could be as high as 40% to 50% per well completion or 25% of the total drill and complete cost of approximately $2 million. We are carefully monitoring the continued completion of the Lytham Federal 22-22 and the other wells. We will update investors when the wells are fully completed and are flowing commingled production to sales."


About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in
Part I, Item 1 of the Company's latest Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact for Gasco Energy, Inc.: Investor Relations: 800-645-9254




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